Ford Motor Company
The American Road
Dearborn, Michigan


                       CONSENT OF INDEPENDENT ACCOUNTANTS

Re: Ford Motor Company Registration Statements Nos.33-9722, 333-46295, 333-47443, 333-47445, 333-47733, 333-47735, 333-49551, 333-52399,
     333-58695, 333-58701, 333-65703, and 333-70447 on Form S-8, and 333-52485
     and 333-67209 on Form S-3.


We consent to the incorporation by reference in the above Registration Statements of our report dated January 21, 1999 on our audits of the consolidated financial statements of Ford Motor Company as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in the Ford Motor Company Current Report on Form 8-K dated
February 2, 1999.



/s/PricewaterhouseCoopers LLP


PRICEWATERHOUSECOOPERS LLP
Detroit, Michigan
February 2, 1999